Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Roth CH Acquisition V Co. (the “Company”) on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 31, 2022

/s/ Byron Roth
Byron Roth
Co-Chief Executive Officer
(Principal executive officer)

Date: March 31, 2022

/s/ John Lipman
John Lipman
Co-Chief Executive Officer
(Principal executive officer)

Date: March 31, 2022

/s/ Gordon Roth
Gordon Roth
Chief Financial Officer
(Principal financial and accounting officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.